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                                                                  EXHIBIT (d)(2)

                                   PRELIMINARY COPY


                             TERRITORIAL RESOURCES, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on ______________, 1998 and the Proxy Statement in connection therewith, each dated _______________, 1998, (b) appoints Daniel A. Mercier and Douglas N. Baker, or either of them, each with full power to appoint his substitute, as Proxies of the undersigned, and (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of Territorial Resources, Inc. which the undersigned would be entitled to vote if personally present, and to act for the undersigned at the Special Meeting to be held __________, _________, 1998, or any adjournment thereof.

1. Approval of amendment to the Articles of Incorporation to effect a one-for-36,000 reverse stock split of the Common Stock.

                    FOR  / /  AGAINST   / /  ABSTAIN   / /

2. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                   SEE REVERSE SIDE


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                             (Continued from other side)

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.


                                            Dated:_______________________, 1998



                                            -----------------------------------


                                            -----------------------------------
                                                  Signature(s) of Shareholder(s)

                                            (Please sign exactly as
                                            shown hereon.  Executors,
                                            administrators,
                                            guardians, trustees,
                                            attorneys, and officers
                                            signing for corporations
                                            or other organizations
                                            should give full title.
                                            If a partnership or
                                            jointly owned, each owner
                                            should sign.)


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.